The Tax-Exempt Fund of Maryland

July 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$7,985
Class B	$14
Class C	$730
Class F1	$501
Class F2	$723
Total	$9,953

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5094
Class B	$0.3913
Class C	$0.3841
Class F1	$0.4911
Class F2	$0.5307

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	15,479
Class B	24
Class C	1,806
Class F1	1,042
Class F2	1,534
Total	19,885

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.81
Class B	$15.81
Class C	$15.81
Class F1	$15.81
Class F2	$15.81

The Tax-Exempt Fund of Virginia

July 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$11,102
Class B	$20
Class C	$804
Class F1	$650
Class F2	$1,465
Total	$14,041

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.5185
Class B	$0.3946
Class C	$0.3850
Class F1	$0.4990
Class F2	$0.5401

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	21,588
Class B	31
Class C	2,063
Class F1	1,271
Class F2	3,024
Total	27,977

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.73
Class B	$16.73
Class C	$16.73
Class F1	$16.73
Class F2	$16.73